                                                                    EXHIBIT 99.1


PROXIM CORPORATION PROMOTES KEVIN DUFFY TO COO, APPOINTS MICHAEL ANGEL CHIEF FINANCIAL OFFICER AND CHRISTOPHER JONES SENIOR VICE PRESIDENT OF GLOBAL SALES

SUNNYVALE, CALIF., APRIL 12, 2004 - Proxim Corporation (Nasdaq: PROX), a global leader in wireless networking equipment for Wi-Fi and broadband wireless networks, announced today the promotion of Kevin J. Duffy to Chief Operating Officer from his prior role of Senior Vice President, Product Development. Proxim also announced the appointment of Michael D. Angel as Chief Financial Officer for the company and that Christopher M. Jones has rejoined Proxim as Senior Vice President of Global Sales.

As Senior Vice President, Product Development, Mr. Duffy has been responsible for all of Proxim's product line management and product development. In his new role of COO, Mr. Duffy will continue to manage these areas, as well as oversee Proxim's global sales, operations and customer service organizations, to improve cross-functional efficiencies.

Michael Angel is assuming the role of Chief Financial Officer effective immediately as part of an extended transition process with David Thompson, who is leaving the company for personal reasons. Mr. Thompson will remain with Proxim for a transition period, focusing on the fiscal close for the first quarter and continuing to work with our strategic investors with respect to Proxim's capital structure.

As Chief Financial Officer, Mr. Angel will oversee Proxim's financial management and information systems. In addition to extensive experience in finance and accounting, strategic planning, and manufacturing operations, Mr. Angel has a strong background in the wireless market. Mr. Angel has previously served as Executive Vice President and CFO for Spectrian Corporation, a wireless infrastructure company, and held a number of finance positions with National Semiconductor, including Director of Finance for its Analog Product Group, and its Wide Area Networks Division and Wireless Communications Product lines.

Chris Jones returns to Proxim as Senior Vice President of Global Sales, with responsibility for worldwide enterprise, carrier and channel sales. Mr. Jones served until July 2003 as Proxim's Vice President of North American Sales and Operations. Prior to Proxim, Jones has held senior-level sales executive positions with Comstor, 3Com Corporation and the former U.S. Robotics Corporation. With Jones' return to lead Proxim's sales organization, Deborah Ablahat-Cipriano, previously Senior Vice President of Sales and Marketing, will focus exclusively on Proxim's marketing initiatives and organization in her new role as Senior Vice President of Marketing.

"We believe the changes and additions to our executive staff will deliver greater focus on cross-functional operations, thereby enabling Proxim's return to sustained growth and profitability," said Frank Plastina, Chairman and CEO. "On a personal note, I would like to thank David Thompson for his accomplishments at Proxim, including improving the company's operational structure and finances."

"David has done an outstanding job for Proxim, and will continue to play a key role in the near term regarding our capital structure," Plastina added. "I respect David's need to address his personal priorities and as a long-time friend, I fully support him and his family."

ABOUT PROXIM
Proxim Corporation is a global leader in wireless networking equipment for Wi-Fi and broadband wireless networks. The company is providing its enterprise and service provider customers with wireless solutions for the mobile enterprise, security and surveillance, last mile access, voice and data backhaul, public hot spots, and metropolitan area networks. This press release and more information about Proxim can be found on the Web at www.proxim.com.

SAFE HARBOR
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning Proxim's plan to return to sustained growth and profitability, and increasing global market opportunities, and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to: the risk that Proxim's efforts to improve operating efficiencies and return to sustained growth and profitability will not succeed; the risk that the market for Proxim's products will not grow as anticipated or that Proxim will not be able to take advantage of market opportunities due to competition, product performance, product pricing, product supply or other issues and other risks and uncertainties associated with Proxim's business. For additional information regarding risks relating to Proxim's business, see Proxim Corporation's Form 10-K for the year ended December 31, 2003 and Current Reports on Form 8-K and other relevant materials filed by Proxim with the SEC.